EXHIBIT 99.1

Corvus Gold Drills 52.6 Metres @ 1.39 g/t Gold and 111.1 Metres @ 0.80 g/t Gold, Expands New Lynnda Strip Major, Oxide Discovery and A New Discovery to the West at South Merlin in First Drill hole, Bullfrog District, Nevada

VANCOUVER, British Columbia, Jan. 13, 2021 (GLOBE NEWSWIRE) -- Corvus Gold Inc. (“Corvus” or the “Company”) - (TSX: KOR, NASDAQ: KOR) announces it has received initial core hole results from its new Lynnda Strip discovery east and west of the previously announced reverse circulation (RC) drill results (Figure 1) approximately 2km’s north of the Mother Lode deposit. The new results include hole ML20-167CT with 111.05m @ 0.80 g/t gold & hole ML20-169CT with an upper zone intercept of 52.64m @ 1.39 g/t gold and a lower zone intercept of 80.07m @ 0.83 g/t gold. These results continue to display consistent, oxide, high-grade vein mineralization and broad zones of heap leach grade mineralization which supports a large target potential at Lynnda Strip.

In addition, Corvus has received results from its initial hole (RC) drilled into the South Merlin target about a half a kilometre to the west of the initial Lynnda Strip discovery with a 12.2m intercept of 0.61 g/t gold before the hole ended due to poor drilling conditions. This far western intercept is believed to be connected to the overall Lynnda Strip system which would make it over 800 metres wide. Given the broad width of the system and Coeur Mining Inc’s recently announced results to the south, Corvus believes the greater Lynnda Strip system has strong potential (Figure 2) for further growth.

Jeffrey Pontius, President and CEO of Corvus, said, “These new results from the initial Lynnda Strip core holes have now extended oxide gold mineralization to a depth of 600 metres or an overall thickness of over 300 metres. We are encouraged by the South Merlin results and the thickness potential defined by these recent deep core holes. The good heap leach recoveries of the mineralization and the scale of the system suggests good open pit potential as well. Corvus will continue the aggressive expansion of the Lynnda Strip system as well as test a number of new and highly attractive targets in the area. It is a very exciting time for Corvus and its shareholders as district wide exploration continues to expand and interest level increases.”

Executive Chairman Appointed

Corvus is pleased to announce that Ron Largent, the Company’s Chairman of the Board has accepted the new role as Executive Chairman and will take a greater role in the development of the Company’s assets.  Mr. Largent’s experience with mine development and operations gives Corvus an excellent, hands-on addition to its mine building team.

Jeffrey Pontius, President and CEO of Corvus, said, “Ron’s new role as Executive Chairman is a positive for our Company.  Ron’s wealth of knowledge on mine construction and operations will significantly de-risk the development of our mining projects.  The solid working relationship I have had with Ron over the past few decades from our work on the development of the Cripple Creek mine in Colorado, to the Jerritt Canyon operation in Nevada, has built a high-level of confidence in his ability to build, optimize and operate mines.   Corvus and its shareholders are fortunate to have Ron in this strategic role as we advance the Company’s Nevada gold assets.”

Ron Largent, Executive Chairman of Corvus, said, “Corvus has two excellent mining projects in Nevada, a premier jurisdiction for gold mining.  I feel fortunate to be part of the Corvus story and very excited about helping to advance the Company forward to the next stage of value creation.  Mining is always a challenging business but the unique assets of Corvus are well suited for low-cost development and are expected to operate across the full spectrum of the commodity price curve.”

Table 1: Lynnda Strip & South Merlin – New Discovery Drilling Results
(Reported intercepts are not true widths as there is currently insufficient data to calculate true orientation in space. Mineralized intervals are calculated using a 0.1 g/t cut-off unless otherwise indicated below)

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML20-167CT	190.5	239.26	48.76	0.52	n/a	Upper Zone
AZ 090 dip-60
inc	201.59	205.25	3.66	1.97	n/a	1 g/t cut
	258.82	369.87	111.1	0.8	n/a
inc	293.12	303.7	10.58	1.08	n/a	Upper Vein #1
						1 g/t cut
inc	343.15	369.26	26.11	1.27	n/a	Upper Vein #1
						1 g/t cut
	395.33	419.44	24.11	0.81	n/a	Lower Zone
inc	402.95	407.52	4.57	1.24	n/a	Lower Vein #1
						1g/t cut
	422.76	432.91	10.15	0.5	n/a
	445.92	450.41	4.49	0.63	n/a
	455.07	463.91	8.84	0.37	n/a
	471.53	485.24	13.71	0.44	n/a
	490.97	516.64	25.67	0.26	n/a
	571.88	575.16	3.28	0.26	n/a
	580.64	585.06	4.42	0.37	n/a	Hole ended in oxide gold (0.67 g/t)
ML20-169CT	207.96	260.6	52.64	1.39	n/a	Upper Zone
AZ 090 dip-60
inc	209.26	238.8	29.54	2.15	n/a	Vein #1
						1 g/t cut
	309.98	325.22	15.24	0.32	n/a
	355.7	358.75	3.05	0.14	n/a
	391.03	471.1	80.07	0.83	n/a
inc	433.43	461.62	28.19	1.47	n/a	Lower Vein #1
						1 g/t cut
	490.69	524.87	34.18	0.36	n/a
	534.36	537.87	3.51	0.27	n/a
	541.63	561.81	20.18	0.25	n/a
	580.67	585.64	4.97	0.23	n/a
	672.1	682.81	10.71	0.12	n/a
ML20-172	99.06	112.78	13.72	0.13	n/a	South Merlin
AZ 085 dip-60						Upper Zone
	124.97	137.16	12.19	0.14	n/a
	160.02	188.98	28.96	0.2	n/a
	233.17	245.36	12.19	0.61	n/a	Lower Zone

https://www.globenewswire.com/NewsRoom/AttachmentNg/7436f0b6-c644-4912-8708-706c6a8c583f

Figure 1. Location map for new Lynnda Strip drill holes, East Bullfrog District, Nevada, ~2km North of the Mother Lode deposit

https://www.globenewswire.com/NewsRoom/AttachmentNg/9634dc2f-027f-4455-87c4-9916c402f683

Figure 2. Aerial photo looking east at the new Lynnda Strip Discovery showing Corvus drilling and surrounding AngloGold Ashanti & Coeur Mining drilling

Qualified Person and Quality Control/Quality Assurance

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”), has supervised the preparation of the scientific and technical information that forms the basis for this news release and has reviewed and approved the disclosure herein. Mr. Pontius is not independent of Corvus, as he is the CEO & President and holds common shares and incentive stock options.

Carl E. Brechtel, (Nevada PE 008744 and Registered Member 353000 of SME), a qualified person as defined by NI 43-101, has coordinated execution of the work outlined in this news release and has also reviewed and approved the disclosure herein. Mr. Brechtel is not independent of Corvus, as he is the COO and holds common shares and incentive stock options.

The work program at Mother Lode was designed and supervised by Mark Reischman, Corvus Gold’s Nevada Exploration Manager, who is responsible for all aspects of the work, including the quality control/quality assurance program. On-site personnel at the project log and track all samples prior to sealing and shipping. Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment. All mineral resource sample shipments are sealed and shipped to American Assay Laboratories (“AAL”) in Reno, Nevada, for preparation and assaying. AAL is independent of the Company. AAL’s quality system complies with the requirements for the International Standards ISO 9001:2000 and ISO 17025:1999. Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples. Finally, representative blind duplicate samples are forwarded to AAL and an ISO compliant third-party laboratory for additional quality control. Mr. Pontius, a qualified person, has verified the data underlying the information disclosed herein, including sampling, analytical and test data underlying the information by reviewing the reports of AAL, methodologies, results and all procedures undertaken for quality assurance and quality control in a manner consistent with industry practice, and all matters were consistent and accurate according to his professional judgement. There were no limitations on the verification process.

Mr. Wilson, a qualified person, has verified the data underlying the information disclosed herein, including sampling, analytical and test data underlying the information by reviewing the reports of AAL, methodologies, results and all procedures undertaken for quality assurance and quality control in a manner consistent with industry practice, and all matters were consistent and accurate according to his professional judgement.  There were no limitations on the verification process.

Metallurgical testing on North Bullfrog and Mother Lode samples has been performed by McClelland Analytical Services Laboratories Inc. of Sparks Nevada (“McClelland”), Resource Development Inc. of Wheatridge, CO (RDi) and Hazen Research Inc. of Golden, CO (HRi). McClelland is an ISO 17025 accredited facility that supplies quantitative chemical analysis in support of metallurgical, exploration and environmental testing using classic methods and modern analytical instrumentation. McClelland has met the requirements of the IAS Accreditations Criteria for Testing Laboratories (AC89), has demonstrated compliance with ANS/ISO/IEC Standard 17025:2005, General requirements for the competence of testing and calibration laboratories, and has been accredited, since November 12, 2012. Hazen Research Inc. (“Hazen”), an independent laboratory, has performed flotation, AAO testing and cyanide leach testing on samples of sulphide mineralization from the YellowJacket zone and Swale area of Sierra Blanca, and roasting tests on Mother Lode flotation concentrate. Hazen holds analytical certificates from state regulatory agencies and the US Environmental Protection Agency (the “EPA”). Hazen participates in performance evaluation studies to demonstrate competence and maintains a large stock of standard reference materials from the National Institute of Standards and Technology (NIST), the Canadian Centre for Mineral and Energy Technology (CANMET), the EPA and other sources. Hazen’s QA program has been developed for conformance to the applicable requirements and standards referenced in 10 CFR 830.120 subpart A quality assurance requirements, January 1, 2002. Resource Development Inc. is a state-of-the-art laboratory for metallic and industrial minerals filling a need for high quality, cost-effective, and timely technical services for the international mining industry.

For additional information see the following: “Technical Report and Preliminary Economic Assessment for Gravity Milling and Heap Leach Processing at the North Bullfrog Project, Bullfrog Mining District, Nye County, Nevada”, dated November 21, 2020 with an effective date of October 7, 2020 and “Technical Report and Preliminary Economic Assessment for BIOX Mill and Heap Leach Processing at the Mother Lode Project, Bullfrog Mining District, Nye County, Nevada” dated November 21, 2020 with an effective date of October 7, 2020, each of which is available under Corvus’ profile on SEDAR at www.sedar.com.

About the North Bullfrog & Mother Lode Projects, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 90.5 km2 in southern Nevada.  The property package is made up of a number of private mineral leases of patented federal mining claims and 1,134 federal unpatented mining claims.  The project has excellent infrastructure, being adjacent to a major highway and power corridor as well as a large water right. The Company also controls 445 federal unpatented mining claims on the Mother Lode project which totals approximately 36.5 km2 which it owns 100%.  The total Corvus 100% land ownership now covers over 127 km2, hosting two major new Nevada gold discoveries.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near-term gold-silver mining project at the North Bullfrog and Mother Lode Districts in Nevada. In addition, the Company controls a number of royalties on other North American exploration properties representing a spectrum of gold, silver and copper projects. Corvus is committed to building shareholder value through new discoveries and the expansion of its projects to maximize share price leverage in an advancing gold and silver market.

On behalf of
Corvus Gold Inc.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
President & Chief Executive Officer

Contact Information:	Ryan Ko
Investor Relations
Email: info@corvusgold.com
Phone: 1-844-638-3246 (toll free) or (604) 638-3246

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation. All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the possible events, conditions or financial performance that is based on assumptions about future economic conditions and courses of action; potential expansion of the deposit; the rapid and effective capture of the potential of our Mother Lode project; the potential for new deposits and expected increases in the system’s potential; anticipated content, commencement and cost of exploration programs; anticipated exploration program results and expansion of existing programs; the discovery and delineation of mineral deposits/resources/reserves; the potential to discover additional high grade veins or additional deposits; the growth potential of the Mother Lode projects; and the potential for any mining or production at the Mother Lode projects, are forward-looking statements. Information concerning mineral resource estimates may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered if a mineral deposit were developed and mined. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s 2020 Annual Information Form and latest interim Management Discussion and Analysis filed with certain securities commissions in Canada and the Company’s most recent filings with the United States Securities and Exchange Commission (the “SEC”). The Company does not undertake to update any forward-looking statements, except in accordance with applicable securities laws. All of the Company’s Canadian public disclosure filings in Canada may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company’s mineral properties.

Cautionary Note to US Investors

NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all resource estimates contained in or incorporated by reference in this press release have been prepared in accordance with NI 43-101 and the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) Standards on Mineral Resource and Mineral Reserves, adopted by the CIM Council on November 14, 2004 (the “CIM Standards”) as they may be amended from time to time by the CIM.

United States investors are cautioned that the requirements and terminology of NI 43-101 and the CIM Standards differ significantly from the requirements and terminology of the SEC set forth in the SEC’s Industry Guide 7 (“SEC Industry Guide 7”). Accordingly, the Company’s disclosures regarding mineralization may not be comparable to similar information disclosed by companies subject to SEC Industry Guide 7. Without limiting the foregoing, while the terms “mineral resources”, “inferred mineral resources”, “indicated mineral resources” and “measured mineral resources” are recognized and required by NI 43-101 and the CIM Standards, they are not recognized by the SEC and are not permitted to be used in documents filed with the SEC by companies subject to SEC Industry Guide 7. Mineral resources which are not mineral reserves do not have demonstrated economic viability, and US investors are cautioned not to assume that all or any part of a mineral resource will ever be converted into reserves. Further, inferred resources have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. It cannot be assumed that all or any part of the inferred resources will ever be upgraded to a higher resource category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility study, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit amounts. The term “contained ounces” is not permitted under the rules of SEC Industry Guide 7. In addition, the NI 43-101 and CIM Standards definition of a “reserve” differs from the definition in SEC Industry Guide 7. In SEC Industry Guide 7, a mineral reserve is defined as a part of a mineral deposit which could be economically and legally extracted or produced at the time the mineral reserve determination is made, and a “final” or “bankable” feasibility study is required to report reserves, the three-year historical price is used in any reserve or cash flow analysis of designated reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. The mine economics presented herein and derived from the PEA are preliminary in nature and may not be realized. The PEA is not a feasibility study. U.S. investors are urged to consider closely the disclosure in our latest reports and registration statements filed with the SEC. You can review and obtain copies of these filings at http://www.sec.gov/edgar.shtml. U.S. Investors are cautioned not to assume that any defined resource will ever be converted into SEC Industry Guide 7 compliant reserves.

This press release is not, and is not to be construed in any way as, an offer to buy or sell securities in the United States.

The United States Securities and Exchange Commission (“SEC”) limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce. Resource estimates contained in this press release are made pursuant to NI 43-101 standards in Canada and do not represent reserves under the standards of the SEC’s Industry Guide 7. Under the currently applicable SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and all necessary permits and government approvals must be filed with the appropriate governmental authority. This press release uses the terms “Measured Resources”, “Indicated Resources”, and “Inferred Resources”. We advise U.S. investors that while these terms are Canadian mining terms as defined in accordance with NI 43-101, such terms are not recognized under SEC Industry Guide 7 and normally are not permitted to be used in reports and registration statements filed with the SEC. Mineral resources described in this press release have a great amount of uncertainty as to their economic and legal feasibility. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade, without reference to unit measures. “Inferred Resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that any or all part of an Inferred Resource will ever be upgraded to a higher category. U.S. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.